                                                                      EXHIBIT 11
                            FLAGSTAR COMPANIES, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                1991 (A)    1992 (A)      1993 (A)        1994      1995 (A)
PRIMARY EARNINGS (LOSS) PER SHARE
Adjustment of common and equivalent shares:
  Average number of common shares outstanding
     before adjustments......................................     22,212       24,883         42,370      42,369       42,431
  Assumed exercise of stock warrants and options.............         --           --             --       9,854           --
     Total average outstanding and equivalent common
       shares................................................     22,212       24,883         42,370      52,223       42,431
Adjustment of net income (loss) applicable to common
  shareholders:
  Loss from continuing operations............................   $(54,122)   $ (39,225)   $(1,238,564)   $(16,820)   $(132,906)
  Interest on senior debt, net...............................         --           --             --      23,939           --
  Dividends on preferred stock...............................         --       (6,064)       (14,175)    (14,175)     (14,175)
  Adjusted loss from continuing operations...................    (54,122)     (45,289)    (1,252,739)     (7,056)    (147,081)
  Income (loss) from discontinued operations.................    (13,453)     (12,550)      (409,671)    392,670       77,241
  Adjusted income (loss) before extraordinary item and
     cumulative effect of change in accounting principle.....    (67,575)     (57,839)    (1,662,410)    385,614      (69,840)
  Extraordinary items, net...................................         --     (155,401)       (26,405)    (11,757)         466
  Cumulative effect of change in accounting principle, net...         --      (17,834)       (12,010)         --           --
  Adjusted net income (loss) applicable to common
     shareholders............................................   $(67,575)   $(231,074)   $(1,700,825)   $373,857    $ (69,374)
Primary earnings (loss) per share applicable to common
  shareholders:
  On continuing operations...................................   $  (2.44)   $   (1.82)   $    (29.56)   $  (0.14)   $   (3.47)
  On discontinued operations, net............................      (0.60)       (0.50)         (9.67)       7.52         1.82
  On income (loss) before extraordinary items and cumulative
     effect of change in accounting principle................      (3.04)       (2.32)        (39.23)       7.38        (1.65)
  On extraordinary items, net................................         --        (6.25)         (0.62)      (0.22)        0.01
  On cumulative effect of change in accounting principle,
     net.....................................................         --        (0.72)         (0.29)         --           --
  On net income (loss).......................................   $  (3.04)   $   (9.29)   $    (40.14)   $   7.16    $   (1.64)

(A) The assumed exercise of the Company's warrants and options is not presented because such exercise would produce an anti-dilutive result.

                                                                      EXHIBIT 11
                            FLAGSTAR COMPANIES, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                1991 (A)    1992 (A)      1993 (A)        1994      1995 (A)
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Adjustment of common and equivalent shares:
  Average number of common shares outstanding
     before adjustments......................................     22,212       24,883         42,370      42,369       42,431
  Assumed exercise of stock warrants and options.............         --           --             --       9,854           --
  Assumed conversion of convertible debentures...............         --           --             --       4,136           --
  Assumed conversion of preferred stock......................         --           --             --       8,562           --
     Total average outstanding and equivalent common
       shares................................................     22,212       24,883         42,370      64,921       42,431
Adjustment of net income (loss) applicable to common
  shareholders:
  Loss from continuing operations............................   $(54,122)   $ (39,225)   $(1,238,564)   $(16,820)   $(132,906)
  Interest on senior debt, net...............................         --           --             --      23,939           --
  Interest on convertible debentures, net....................         --           --             --       9,628           --
  Dividends on preferred stock...............................         --       (6,064)       (14,175)         --      (14,175)
  Adjusted income (loss) from continuing operations..........    (54,122)     (45,289)    (1,252,739)     16,747     (147,081)
  Income (loss) from discontinued operations.................    (13,453)     (12,550)      (409,671)    392,670       77,241
  Adjusted income (loss) before extraordinary item and
     cumulative effect of change in accounting principle.....    (67,575)     (57,839)    (1,662,410)    409,417      (69,840)
  Extraordinary items, net...................................         --     (155,401)       (26,405)    (11,757)         466
  Cumulative effect of change in accounting principle, net...         --      (17,834)       (12,010)         --           --
  Adjusted net income (loss) applicable to common
     shareholders............................................   $(67,575)   $(231,074)   $(1,700,825)   $397,660    $ (69,374)
Fully diluted earnings (loss) per share applicable to common shareholders:
  On continuing operations...................................   $  (2.44)   $   (1.82)   $    (29.56)   $   0.26    $   (3.47)
  On discontinued operations, net............................      (0.60)       (0.50)         (9.67)       6.05         1.82
  On income (loss) before extraordinary items and cumulative
     effect of change in accounting principle................      (3.04)       (2.32)        (39.23)       6.31        (1.65)
  On extraordinary items, net................................         --        (6.25)         (0.62)      (0.18)        0.01
  On cumulative effect of change in accounting principle,
     net.....................................................         --        (0.72)         (0.29)         --           --
  On net income (loss).......................................   $  (3.04)   $   (9.29)   $    (40.14)   $   6.13    $   (1.64)

(A) The assumed exercise and conversion of the Company's warrants, options, 10% Convertible Debentures, and $2.25 Preferred Stock is not presented because such exercise and conversion would produce an anti-dilutive result.